Page 1

                       EATON CORPORATION

                         EXHIBIT INDEX

Regulation S-K,
Item 601 - Exhibit
Reference Number                   Exhibit
- - ----------------                   -------
        4             Pursuant to Regulation S-K
                      Item 601 (b)(4), the Company
                      agrees to furnish to the
                      Commission, upon request, a copy
                      of the instruments defining
                      the rights of holders of long-term
                      debt of the Company and its
                      subsidiaries.

       10             Five-year $555 million revolving credit
                      agreement and 364-day $555 million
                      revolving credit agreement, both dated
                      as of January 25, 1994.

       11             Computations of net income per
                      Common Share can be determined from
                      the Statements of Consolidated Income
                      on page 3 and the footnote "Net Income
                      per Common Share" on page 5.